INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of China Energy Ventures Corp. on Form SB-2 of our report dated December 23, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Kozhan LLP’s status as a development stage enterprise) on the financial statements of Kozhan LLP, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche

TOO Deloitte & Touche

Almaty, Kazakhstan

February 19, 2004